Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of February 10, 2012, among Marina Biotech, Inc., a Delaware corporation (“MRNA”), Cequent Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of MRNA (“CPI”), and MDRNA Research, Inc., a Delaware corporation and a wholly-owned subsidiary of MRNA (“Research” and, collectively with MRNA, jointly and severally, the “Grantors” and each, individually, a “Grantor”), the various purchasers (the “Purchasers”) under that certain Note and Warrant Purchase Agreement (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Purchase Agreement), dated as of the date hereof among the Grantors and the Purchasers and Genesis Capital Management, LLC, as agent (the “Agent”) for the Purchasers (the Agent, together with such Purchasers, together with the successors and assigns of each, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Grantors and the Purchasers are parties to the Purchase Agreement, and

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Purchasers have agreed to extend loans to the Grantors, repayment of which is evidenced by the Notes issued pursuant to the Purchase Agreement, and

WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and the other Transaction Documents and to extend the loans pursuant to the Purchase Agreement, the Grantors have agreed to execute and deliver to the Purchasers this Agreement and other collateral documents and to grant the Secured Parties a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes, or if not expressly defined in the Notes, then in the Purchase Agreement. Any terms used in this Agreement that are defined in the Code (whether or not capitalized) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes or the Purchase Agreement; provided, however, that if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Account” means an account (as that term is defined in the Code).

(b) “Account Debtor” means an account debtor (as that term is defined in the Code).

(c) “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

(d) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(e) “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f) “Closing Date” has the meaning specified therefor in the Purchase Agreement.

(g) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Parties’ Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(h) “Collateral” has the meaning specified therefor in Section 2; provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

(i) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 8 attached hereto.

(j) “Company” and “Companies” shall mean the Grantors.

(k) “Copyrights” means copyrights and copyright registrations, and also includes (i) the copyright registrations and applications listed on Schedule 2 attached hereto and made a part hereof (as the same may be amended or modified from time to time), (ii) all extensions or renewals thereof, (iii) all income, royalties, damage awards and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(l) “Deposit Account” means a deposit account (as that term is defined in the Code).

(m) “Equipment” means equipment (as that term is defined in the Code).

(n) “Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Grantors which consent has not been obtained as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract or other agreement held by any Grantor to the extent that any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), and (iii) Equipment owned by any Grantor that is subject to a purchase money Lien or capital lease (in each case, to the extent permitted under the Purchase Agreement) if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person which consent has not been obtained other than the Grantors as a condition to the creation of any other Lien on such Equipment; provided, however, Excluded Property shall not include any Collateral described in subsection (i) and (iii) of this subsection (n) to the extent that any such consent or lapse, as applicable, (x) has not been waived or (y) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code, when applicable) or principles of equity; provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and each such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect. “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

(o) “Event of Default” has the meaning specified therefor in the Notes.

(p) “General Intangibles” means general intangibles (as that term is defined in the Code), and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(q) “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(r) “Grantor” and “Grantors” have the meanings specified therefor in the recitals to this Agreement.

(s) “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement of other similar relief.

(t) “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and confidential and proprietary customer lists, and Intellectual Property Licenses.

(u) “Intellectual Property Licenses” means rights under or interests in any Patent, Trademark, Copyright or other Intellectual Property, including software license agreements with any other party (other than commercial off the shelf software), whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof.

(v) “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement among Grantors and Agent, for the benefit of the Secured Parties, dated the date hereof.

(w) “Inventory” means inventory (as that term is defined in the Code).

(x) “Investment Related Property” means investment property (as that term is defined in the Code).

(y) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(z) “Notes” has the meaning specified therefor in the Purchase Agreement.

(aa) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of any Grantor to the Secured Parties under this Agreement, the Notes, the Purchase Agreement, the Intellectual Property Security Agreement, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on, the Notes and the loans extended pursuant thereto (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in such Insolvency Proceeding); (ii) any and all other fees, legal fees and other expenses, indemnities, costs, obligations and liabilities of the Grantors from time to time under or in connection with this Agreement, the Notes, the Purchase Agreement, the Intellectual Property Security Agreement, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor. Any reference in this Agreement or in the Transaction Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

(bb) “Organizational Documents” means, with respect to each Grantor, the documents by which such Grantor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Grantor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(cc) “Patents” means patents and patent applications, and also includes (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof (as the same may be amended or modified from time to time), (ii) all divisions, continuations, continuations-in-part, reissues and extensions thereof, (iii) all income, royalties, damage awards and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(dd) “Permitted Encumbrances” means (a) liens in favor of Agent, on behalf of itself and Purchasers, to secure the Secured Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Grantor in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule 9 hereto, (d) liens securing purchase money indebtedness, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 30 days after the, acquisition, repair, improvement or construction of, such property financed by such indebtedness and (ii) such liens do not extend to any property of a Grantor other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such indebtedness, and (e) licenses entered into in the ordinary course of business.

(ee) “Person” has the meaning specified therefor in the Purchase Agreement.

(ff) “Proceeds” has the meaning specified therefor in Section 2.

(gg) “Purchase Agreement” has the meaning specified therefor in the recitals to this Agreement.

(hh) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(ii) “Requisite Purchasers” shall mean Purchasers holding in aggregate 80% of the principal of the Notes.

(jj) “Security Interest” has the meaning specified therefor in Section 2.

(kk) “Secured Obligations” means each and all of the following: (a) each and all of the present and future obligations of Grantors now existing or hereafter arising from this Agreement, the Notes, the Purchase Agreement, or the other Transaction Documents, and (b) all Obligations of the Grantors, including, in the case of each of clauses (a) and (b), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding in each case, subject to any applicable limitations expressly provided in the Transaction Documents.

(ll) “Secured Party’s Liens” means the Liens granted by the Grantors to Secured Parties under the Transaction Documents.

(mm) “Securities Account” means a securities account (as that term is defined in the Code).

(nn) “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

(oo) “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(pp) “Trademarks” means trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the registered or applied for trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 5 attached hereto and made a part hereof (as the same may be amended or modified from time to time), (ii) all renewals thereof, (iii) all income, royalties, damage awards and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future (A) infringements and dilutions thereof and (B) injury to the goodwill associated therewith, (iv) the right to sue for past, present and future (A) infringements and dilutions thereof and (B) injury to the goodwill associated therewith, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(qq) “Transaction Documents” has the meaning specified therefor in the Purchase Agreement.

(rr) “URL” means “uniform resource locator,” an internet web address.

2. Guaranty and Grant of Security. (A) Each of MRNA, Research and Cequent, respectively, in consideration of the mutual benefits obtained thereby and for other valuable consideration hereby acknowledged, hereby unconditionally guarantees to the benefit of the Agent, for the benefit of the Purchasers and the Agent, the prompt payment and performance of each and all of the Secured Obligations of the other, without setoff or counterclaim each of which are herby waived.

(B) Each Grantor hereby unconditionally grants, assigns, and pledges to Agent on behalf of the Secured Parties a continuing security interest (herein referred to as the “Security Interest”) in all such Grantor’s right, title and interest in and to its personal property, tangible or intangible, of such Grantor whether now owned or hereafter acquired or arising and wherever located, including without limitation such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper;

(d) all of such Grantor’s Deposit Accounts;

(e) all of such Grantor’s Equipment and fixtures;

(f) all of such Grantor’s General Intangibles;

(g) all of such Grantor’s Inventory;

(h) all of such Grantor’s Investment Related Property;

(i) all of such Grantor’s Negotiable Collateral;

(j) all of such Grantor’s rights in respect of Supporting Obligations;

(k) all of such Grantor’s Commercial Tort Claims;

(l) all of such Grantor’s money, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Agent or any Secured Party;

(m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or any Secured Party from time to time with respect to any of the Investment Related Property.

3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. Grantors Remain Liable; Third Party Licensees. (A) Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) Agent and the Secured Parties shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Notes, the Purchase Agreement, or other Transaction Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Notes, the Purchase Agreement and the other Transaction Documents.

(B) The Secured Parties acknowledge and agree that the security interest arising hereunder in any Intellectual Property licensed by a Grantor to a third party in an arms-length transaction shall be subject to the rights of such third party licensee, whether such arms-length transaction is now existing or is entered into following the execution and delivery of this Agreement. Upon the request of a Grantor, Agent, on behalf of the Purchasers, shall provide an estoppel to such third party licensee with respect to the foregoing. The Secured Parties acknowledge that no security interest or right is granted by any Grantor in property to the extent that such property is not owned by said Grantor.

5. Representations and Warranties. As of the Closing, each Grantor hereby represents and warrants as follows:

(a) The exact legal name, jurisdiction of incorporation, organization or formation, organizational identification number, if any, and chief executive office of each of the Grantors is set forth on Schedule 1 attached hereto. No Grantor has trade names except as set forth on Schedule 1 attached hereto. No Grantor has used any name other than that as set forth on Schedule 1 for the preceding five years. No entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 1.

(b) Schedule 6 attached hereto sets forth all Real Property owned or leased by Grantors as of the Closing Date.

(c) As of the Closing Date, no Grantor has any interest in, or title to, any registered Copyrights, material Intellectual Property Licenses, registered Patents or Trademarks except as set forth on Schedules 2, 3, 4 and 5, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 7 hereto, all action necessary or desirable to protect and perfect the Security Interest in the United States in and to each Grantor’s Patents, Trademarks, Copyrights or Intellectual Property Licenses constituting Collateral has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or limiting creditors’ rights generally. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d) Each Grantor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Grantor of this Agreement and the filings contemplated herein and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Grantor and no further action is required by such Grantor. This Agreement and the other Transaction Documents to which it is a party have been duly executed by each Grantor. This Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(e) No written claim has been received by any Grantor that any Collateral or any Grantor’s use of any Collateral violates the rights of any third party that has not been resolved to the satisfaction of such Grantor. There has been no adverse decision to any Grantor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to such Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of such Grantor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(f) Each Grantor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business (except when temporarily kept at the offices of its attorneys or accountants) and may not relocate such books of account and records or tangible Collateral unless it delivers to Agent at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the Code and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of Secured Parties, subject to Permitted Encumbrances, a valid, perfected and continuing perfected first priority lien in the Collateral.

(g) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by each Grantor do not (i) violate any of the provisions of the Organizational Documents of any Grantor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Grantor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Grantor’s debt or otherwise) or other understanding to which any Grantor is a party or by which any property or asset of any Grantor is bound or affected, except in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. If any, all required consents (including, without limitation, from stockholders or creditors of the Grantor) necessary for the Grantor to enter into and perform its obligations hereunder have been obtained.

(h) This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Secured Party, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 6 attached hereto. Upon the making of such filings, Secured Parties shall have, subject to Permitted

Encumbrances, a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken (to the extent such action is required under this Agreement).

(i) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement and the other Transaction Documents to which it is a party by such Grantor, except those consents, approvals, authorizations or other actions, the failure of which to obtain could not reasonably be expected to cause a Material Adverse Effect, or (ii) for the exercise by Secured Parties of the voting or other rights provided for in this Agreement or any other Transaction Document with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement or any other Transaction Document, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent for the benefit of the Secured Parties that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with the terms hereof hereof:

(a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, with a value, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000), and if and to the extent that perfection or priority of Secured Parties’ Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within one (1) Business Day) upon the request of Agent, shall execute such other documents and instruments as shall be reasonably requested by Agent or, if applicable, endorse and deliver physical possession of such Collateral to Agent or its representative, together with, if applicable, such undated powers endorsed in blank as shall be reasonably requested by Agent;

(b) Chattel Paper.

(i) In the event that the Grantors acquire electronic Chattel Paper with a value, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000), the applicable Grantor shall promptly (and in any event within two (2) Business Days) notify the Agent thereof, and upon the request of the Agent, take all steps reasonably necessary to grant Agent control of all such electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Purchase Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of GENESIS CAPITAL MANAGEMENT, LLC as Agent”;

(c) Letter-of-Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit with a face value in excess of Twenty-Five Thousand Dollars ($25,000) shall promptly (and in any event within two (2) Business Days after becoming a beneficiary), notify Agent thereof and, thereafter, upon the request by Agent, except with respect to documentary letters of credit received by a Grantor from customers in the ordinary course of business if no Event of Default has occurred and is continuing, take such actions the Agent may reasonably request to grant the Agent control thereof, which may include entering into a tri-party agreement with Secured Party and the issuer or confirmation bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to a deposit account designated by Agent, all in form and substance reasonably satisfactory to Agent;

(d) Commercial Tort Claims. Each Grantor shall promptly (and in any event within two (2) Business Days of receipt thereof), notify Agent in writing upon becoming a plaintiff in respect of, or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of Agent, promptly amend Schedule 8 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent, subject to Permitted Encumbrances, a first priority perfected security interest in any such Commercial Tort Claim;

(e) Government Contracts. If any Account or Chattel Paper, individually or in the aggregate with a value in excess of Twenty-Five Thousand Dollars ($25,000), arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within two (2) Business Days of the creation thereof) notify Agent thereof in writing and execute any instruments or take any steps reasonably required by Agent, to the extent permitted under, and in accordance with, applicable law, in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

(f) Intellectual Property.

(i) Upon request of Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Secured Party one or more Intellectual Property Security Agreements to further evidence Secured Party’s Liens on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of its business, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all awarded damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of such Grantor’s Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of such Grantor’s Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary or economically desirable in the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor’s business;

(iii) Grantors acknowledge and agree that Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 6(f), Grantors acknowledge and agree that Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Company and shall be chargeable to the Company;

(iv) In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Secured Party prompt (and in any event within ten (10) Business Days) written notice thereof. Promptly upon any such filing, each Grantor shall comply with Section 6(f)(i) hereof;

(g) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Investment Related Property after the Closing Date, it shall promptly (and in any event within five (5) Business Days of receipt thereof) take all actions necessary to cause such Investment Related Property to become Collateral hereunder and subject to a lien and security interest in favor of Agent;

(ii) Upon the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of Secured Parties segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Investment Related Property;

(iv) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof;

(h) Transfers and Other Liens. Except as otherwise expressly permitted hereby or by the Purchase Agreement, Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Encumbrances. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Secured Parties’ consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement, the Purchase Agreement or the other Transaction Documents;

(i) Insurance. The Grantors shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof (it being agreed that the insurance policies and amounts maintained by Grantors as of the Closing Date are satisfactory). The Grantors shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to Agent that (a) Agent will be named as Purchaser loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify Agent and such cancellation or change shall not be effective as to Agent for at least thirty (30) days after receipt by Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be available to the Grantors and applied by the Grantors to the repair and/or replacement of property with respect to which the loss was incurred. If no Event of Default exists and such proceeds exceed $100,000, and in any event after an Event of Default occurs, all proceeds then or thereafter in existence shall be paid to Agent (for application to the Obligations) and, if received by any Grantor, shall be held in trust for Agent and promptly paid over to Agent (for application to the Obligations) unless otherwise directed in writing by Agent.

(j) Copies. The Grantors shall deliver copies of such policies or the related certificates evidencing that Agent is listed as Purchaser loss payee on property insurance and as additional insured on liability insurance within 10 days of closing and at the time any new policy of insurance is issued.

(k) Permitted Encumbrances. The Grantors shall not prepay or amend any obligations secured by the Permitted Encumbrances without the prior written consent of the Required Purchasers.

7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Transaction Documents referred to below in the manner so indicated.

(a) Purchase Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Purchase Agreement, such provision of the Purchase Agreement shall control.

(b) Note. In the event of any conflict between any provision in this Agreement and a provision in the Notes, such provision of the Notes shall control.

(c) Intellectual Property Security Agreements. The provisions of any executed Intellectual Property Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Intellectual Property Security Agreements shall limit any of the rights or remedies of Secured Party hereunder.

8. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Agent on behalf of the Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Subject to Section 8(c), each Grantor authorizes the filing by Agent on behalf of the Secured Parties of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent or Secured Parties may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes Agent on behalf of Secured Parties at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9. Agent Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent on behalf of Secured Parties (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Agent’s or Secured Parties’ rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, but only to the extent permitted by such licenses or the licensors thereunder or applicable law, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of Agent for the benefit of Secured Parties or any of their nominees.

10. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent on behalf of the Secured Parties its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Notes, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any Supporting Obligations in connection therewith or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Secured Party;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Agent or Secured Parties may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent on behalf of Secured Parties shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by Secured Party in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11. Agent or Secured Parties May Perform. If any of Grantors fails to perform any agreement contained herein, Agent or Secured Parties may perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of Agent or Secured Parties incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12. Appointment of Agent by Purchasers; Agent’s and Secured Parties’ Duties.

(a) Appointment of Agent. Each Purchaser hereby appoints Genesis Capital Management, LLC (together with any successor Agent appointed hereunder) as Agent under this Security Agreement and the Intellectual Property Security Agreements (collectively, with all related and incidental documents, the “Security Documents”) and authorizes Agent to (a) execute and deliver the Security Documents and accept delivery thereof on its behalf from Grantors, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Security Documents and (c) exercise such powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Agent and Purchasers and none of Grantors nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Security Documents, Agent shall act solely as an agent of Purchasers and does and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Grantor or any other person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Security Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Security Document or otherwise a fiduciary or trustee relationship in respect of any Purchaser. Except as expressly set forth in this Agreement and the other Security Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Grantor that is communicated to or obtained by Genesis Capital Management, LLC or any of its affiliates in any capacity.

(b) Agent’s Rights, etc. Without limiting the generality of clause (a) above, Agent shall have the right and authority, and is hereby authorized, to (i) act as the disbursing and collecting agent for the Purchasers with respect to all payments and collections arising in connection with the Security Documents (including in any other bankruptcy, insolvency or similar proceeding), and each person making any payment in connection with any Security Document to any Purchaser is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Purchasers with respect to any Obligation in any proceeding described in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Purchaser), (iii) act as collateral agent for Agent and each Purchaser for purposes of the perfection of all liens created by the Security Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Security Documents, (vi) except as may be otherwise specified in any Security Document, exercise all remedies given to Agent and the other Purchasers with respect to the Collateral, whether under the Security Documents, applicable law or otherwise and (vii) execute any amendment, consent or waiver under the Security Documents on behalf of any Purchaser that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Purchaser to act as collateral sub-agent for Agent and the Purchasers for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Grantor with, and cash and cash equivalents held by, such Purchaser, and may further authorize and direct the Purchasers to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Purchaser hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Security Document by or through any trustee, co-agent, employee, attorney-in-fact and any other person (including any Purchaser). Any such person shall benefit from this Article 9 to the extent provided by Agent.

(c) Agent’s Requests, etc. If Agent shall request instructions from Requisite Purchasers or all affected Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any other Security Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Purchasers or all affected Purchasers, as the case may be, and Agent shall not incur liability to any person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Security Document (a) if such action would, in the opinion of Agent, be contrary to law or any Security Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Security Document in accordance with the instructions of Requisite Purchasers or all affected Purchasers, as applicable.

(d) Agent’s Reliance, Etc. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other Security Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.1; (b) may consult with legal counsel, independent public accountants and other experts, whether or not selected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Purchasers, (d) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the other Security Documents; (e) shall not have any duty to inspect the Collateral (including the books and records) or to ascertain or to inquire as to the performance or observance of any provision of any Security Document, whether any condition set forth in any Security Document is satisfied or waived, as to the financial condition of any Grantor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Grantors or any Purchaser describing such Default or Event of Default clearly labeled “notice of default”; (f) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or the other Security Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties.

(e) Genesis Capital Management, LLC and Affiliates. Genesis Capital Management, LLC shall have the same rights and powers under this Agreement and the other Security Documents as any other Purchaser and may exercise the same as though it were not Agent; and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated, include Genesis Capital Management, LLC in its individual capacity. Genesis Capital Management, LLC and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Grantors, any of their Affiliates and any person who may do business with or own securities of Grantors, any Subsidiaries of any Grantor or any such Affiliate, all as if Genesis Capital Management, LLC were not Agent and without any duty to account therefor to Purchasers. Genesis Capital Management, LLC and its affiliates may accept fees and other consideration from Grantor for services in connection with this Agreement or otherwise without having to account for the same to Purchasers. Each Purchaser acknowledges the potential conflict of interest between Genesis Capital Management, LLC as a Purchaser holding disproportionate interests in the Notes and Genesis Capital Management, LLC as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

(f) Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon Agent or any other Purchaser and based on such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Grantor and its own decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Purchaser acknowledges the potential conflict of interest of each other Purchaser as a result of Purchasers holding disproportionate interests in the Notes, and expressly consents to, and waives, any claim based upon, such conflict of interest.

(g) Indemnification. Purchasers shall and do hereby indemnify Agent (to the extent not reimbursed by Grantors and without limiting the obligations of Grantors hereunder), ratably according to their respective pro rata shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Security Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Purchaser agrees to reimburse Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Security Document, to the extent that Agent is not reimbursed for such expenses by Grantors. The provisions of this paragraph (g) shall survive the termination of this Agreement.

(h) Successor Agent. Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Purchasers and Grantors. Upon any such resignation, the Requisite Purchasers shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Purchasers and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Purchasers, appoint a successor Agent, which shall be a Purchaser, if a Purchaser is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Purchasers shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Purchasers appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Security Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Security Documents.

(i) No Imposition of Duties. The powers conferred on Agent and Secured Parties hereunder are solely to protect Agent and Secured Parties’ interest in the Collateral, and shall not impose any duty upon Agent or any Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent and each Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent and each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent or such Secured Party accords its own property.

13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent’s designee may notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Transaction Documents.

14. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Agent, on behalf of the Secured Parties, may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale or other disposition, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Without limiting the generality of the foregoing, Agent may disclaim any and all representations and warranties in connection with any such sale or other disposition. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by Agent and (ii) such Grantor will not be in default under such license, sublicense or other agreement as a result of such use by Agent) as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Secured Party.

(c) Any cash held by Agent or Secured Parties as Collateral and all cash proceeds received by Agent or Secured Parties in respect of any sale of, collection from, or other realization in any manner upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of the Agent in connection with enforcing the rights of the Purchasers under this Agreement and the other Transaction Documents; SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Purchasers in connection with enforcing its rights under this Agreement and the other Transaction Documents; THIRD, to the payment of all accrued and unpaid fees and interest pro rata among the Purchasers based on the principal outstanding of each Note in relation to the aggregate principal outstanding of all Notes; FOURTH to the payment of the outstanding principal amount of the Notes pro rata among the Purchasers based on the principal outstanding of each Note in relation to the aggregate principal outstanding of all Notes; and FIFTH to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction.

(e) Notwithstanding anything contained in this Agreement to the contrary, each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser or the Agent to be joined as an additional party in any proceeding for such purpose; provided that any Purchaser protecting and enforcing its rights hereunder shall give prior written notice to each other Purchaser and the Agent thereof and all collections shall be applied as set forth in Section 14.

15. Remedies Cumulative.

(a) Each right, power, and remedy of each Secured Party as provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent or any Secured Party of any or all such other rights, powers, or remedies.

(b) Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.8(e), each Purchaser is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Grantors or any other person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Grantors (regardless of whether such balances are then due to Grantors) and any other properties or assets at any time held or owing by that Purchaser or that holder to or for the credit or for the account of Grantors against and on account of any of the Obligations that are not paid when due. Any Purchaser exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its pro rata share thereof shall purchase for cash (and the other Purchasers or holders shall sell) such participations in each such other Purchaser’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Purchaser to share the amount so offset or otherwise received with each other Purchaser or holder in accordance with their respective Pro Rata Shares of the Obligations. Grantors agree, to the fullest extent permitted by law, that (a) any Purchaser may exercise its right to offset with respect to amounts in excess of its pro rata share of the Obligations and may sell participations in such amounts so offset to other Purchasers and holders and (b) any Purchaser so purchasing a participation in the Notes made or other Obligations held by other Purchasers or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Purchaser or holder were a direct holder of the Notes and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Purchaser that has exercised the right of offset, the purchase of participations by that Purchaser shall be rescinded and the purchase price restored without interest. The term “pro rata share” means, with respect to any Purchaser at any time, the percentage obtained by dividing (x) the principal amount of the Notes held by such Purchaser at that time by (y) the aggregate amount of Notes outstanding.

16. Marshaling. Agent and Secured Parties shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s and Secured Parties’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

17. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and each Secured Party from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction, and subject to any other express limitations set forth in the Transaction Documents. This provision shall survive the termination of this Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to Agent all the fees, costs, charges and expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (iii) the exercise or enforcement of any of the rights of Agent or Secured Parties hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.

18. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and the Requisite Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and the Requisite Purchasers and each of Grantors to which such amendment applies.

19. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent and each Secured Party at its address specified in the Purchase Agreement, and to any of the Grantors at their respective addresses specified in the Purchase Agreement, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

20. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been indefeasibly paid in full or otherwise terminated in accordance with the provisions of the Notes and the Purchase Agreement, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, agent and each Secured Party, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Agent and each Secured Party may, in accordance with the provisions of the Notes and the Purchase Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Notes and the Purchase Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Agent and Secured Parties herein or otherwise. Upon indefeasible payment in full or other termination of the Obligations in accordance with the provisions of the Notes and the Purchase Agreement, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, Agent and Secured Parties shall authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Notes, the Purchase Agreement, any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to Agent or any Secured Party nor any additional loans made by Secured Parties to the Grantors, or any of them, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent or Secured Parties, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent and Secured Parties in accordance with the provisions of the Notes and the Purchase Agreement. Agent and Secured Parties shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and Secured Parties and then only to the extent therein set forth. A waiver by Agent or Secured Parties of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent or Secured Parties would otherwise have had on any other occasion.

21. Governing Law.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER TRANSACTION DOCUMENT IN RESPECT OF SUCH OTHER TRANSACTION DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT, EACH SECURED PARTY AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 21(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT, EACH SECURED PARTY AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT, EACH SECURED PARTY AND EACH

GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

22. Agent and Secured Party. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” or “Secured Parties” shall be a reference to Agent or Secured Parties, and the successors and assigns of each.

23. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Transaction Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this

Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the other Transaction Documents). Any reference herein or in any other Transaction Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written:

GRANTORS:
MARINA BIOTECH, INC.		MDRNA RESEARCH, INC.

By:	/s/ J. Michael French	By	/s/ J. Michael French
Name:	J. Michael French	Name:	J. Michael French
Title:	President & CEO	Title:	President

AGENT:
CEQUENT PHARMACEUTICALS, INC.		GENESIS CAPITAL MANAGEMENT, LLC, As Agent

By:	/s/ J. Michael French	By:	/s/ Shawn Rhynes
Name:	J. Michael French	Name:	Shawn Rhynes
Title:	President & CEO	Title:	Authorized Signatory

And the signatures of each Purchaser a party hereto annexed hereto.

PURCHASERS:	GENESIS CAPITAL MANAGEMENT, LLC

	By:	/s/ Shawn Rhynes
	Name:	Shawn Rhynes
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SECURITY AGREEMENT]

PEAK CAPITAL ADVISORY LIMITED

By:	/s/ Feng Bai
Name:	Feng Bai
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE 1

ORGANIZATIONAL INFORMATION

Legal Name:	Marina Biotech, Inc. (f/k/a Nastech Pharmaceutical Company Inc. and MDRNA, Inc.)

Jurisdiction of Incorporation: Delaware

Organizational ID Number: 11-2658569

Chief Executive Office:

3830 Monte Villa Parkway

Bothell, Washington 98021

Legal Name:	Cequent Pharmaceuticals, Inc. (Cequent Pharmaceuticals, Inc. merged Calais Acquisition Corp., a wholly-owned subsidiary of Marina Biotech, Inc., on July 21, 2010, with Cequent Pharmaceuticals, Inc. as the surviving corporation)

Jurisdiction of Incorporation: Delaware

Organizational ID Number: 56-2413195

Chief Executive Office:

3830 Monte Villa Parkway

Bothell, Washington 98021

Legal Name: MDRNA Research, Inc. (f/k/a MD-RNA, Inc. and MDRNA, Inc.)

Jurisdiction of Incorporation: Delaware

Organizational ID Number: 26-0829828

Chief Executive Office:

3830 Monte Villa Parkway

Bothell, Washington 98021

SCHEDULE 2

COPYRIGHT REGISTRATIONS AND APPLICATIONS

None.

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 4

PATENTS AND PATENT APPLICATIONS

See Exhibits and Schedules to the Intellectual Property Security Agreement, incorporated herein by reference.

SCHEDULE 5

TRADE NAMES, TRADEMARKS, TRADEMARK APPLICATIONS, SERVICE MARKS, AND SERVICE MARK APPLICATIONS

None.

SCHEDULE 6

OWNED OR LEASED REAL PROPERTY

Real Property owned: None.

Real property leased:

1.	3830 Monte Villa Parkway
Bothell, Washington 98021

2.	One Kendall Square
Cambridge, Massachusetts

SCHEDULE 7

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions
Marina Biotech, Inc.	Delaware Secretary of State
Cequent Pharmaceuticals, Inc.	Delaware Secretary of State
MDRNA Research, Inc.	Delaware Secretary of State

SCHEDULE 8

COMMERCIAL TORT CLAIMS

1.	Claim for $1,000 plus court costs raised in New Jersey.

SCHEDULE 9

EXISTING LIENS

Debtor	Secured Party	Collateral	State and Jurisdiction	Filing Date and Number (include original file date and continuations, amendments, etc.)

Marina Biotech, Inc.	Wells Fargo Brokerage Services, LLC 999 3rd Avenue Seattle, Washington 98104	Wells Fargo Investment Account Number 12833133 (Security for letters of credit required pursuant to leases for real property)	Washington	Possessory

Marina Biotech, Inc.	MDRNA’s landlords	Letters of Credit required pursuant to leases for real property located at Bothell, Washington; liens on fixtures and improvements.	Washington	N/A

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